Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS OF PACWEST BANCORP AND CAPITALSOURCE INC.

The following unaudited pro forma combined condensed consolidated statement of earnings is based on the separate historical statements of earnings of PacWest Bancorp (“PacWest” or the “Company”) and CapitalSource Inc. (“CSE”) and give effect to the merger of PacWest and CSE which closed on April 7, 2014 (which we refer to as “the merger”), including pro forma assumptions and adjustments related to the merger, as described in the accompanying notes to the unaudited pro forma combined condensed consolidated statement of earnings. The PacWest historical results were derived from PacWest’s Annual Report on Form 10-K for the year ended December 31, 2014. The CSE historical results were derived from CSE’s books and records for the period from January 1, 2014 to April 7, 2014. The unaudited pro forma combined condensed consolidated statement of earnings for the year ended December 31, 2014 is presented as if the merger had occurred on January 1, 2014. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting for business combinations under generally accepted accounting principles. PacWest is the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of CSE to conform to the presentation in PacWest’s financial statements.

In connection with the integration of the operations of CSE following the completion of the merger, PacWest incurred nonrecurring charges, such as costs associated with systems implementation, severance, professional fees and other costs directly related to the merger. These charges affected the results of operations of PacWest and CSE, as well as those of the combined company following the completion of the merger, in the period in which they were recorded.  Such transaction-related pre-tax expenses for PacWest of $101.0 million and $53.6 million for CSE are not included in the unaudited pro forma condensed consolidated statement of earnings. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual charges that were incurred as a result of any disposition of assets or prepayment of liabilities that resulted from such integration.

The actual amounts recorded may differ materially from the information presented in this pro forma condensed consolidated statement of earnings as a result of:

•                                          the methodology required to be used to prepare the pro forma statement; and

•                                          revenue enhancements and/or expense savings achieved by the combined company.

The unaudited pro forma combined condensed consolidated statement of earnings is provided for informational purposes only. The unaudited pro forma combined condensed consolidated statement of earnings is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the date indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated statement of earnings and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated statement of earnings should be read together with:

•                                          the accompanying notes to the unaudited pro forma combined condensed consolidated statement of earnings;

•                                          PacWest’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in PacWest’s Annual Report on Form 10-K for the year ended December 31, 2014;

•                                          PacWest’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2014 included in PacWest’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•                                          CSE’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2013, included in CSE’s Annual Report on Form 10-K for the year ended December 31, 2013; and

•                                          CSE’s separate unaudited consolidated statements of operations and comprehensive income for each of the three-month periods ended March 31, 2014 and 2013 and the unaudited consolidated statements of cash flows for each of the three-month periods ended March 31, 2014 and 2013 included in this Current Report on Form 8-K/A as Exhibit 99.1.

The following table presents the unaudited pro forma condensed consolidated statement of earnings for the year ended December 31, 2014 giving pro forma effect to the following transactions as if they had occurred as of January 1, 2014:

•                                          Full year impact of CSE’s statement of earnings, including pro forma amortization and accretion of purchase accounting adjustments on investment securities, loans and leases, intangible assets, time deposits, and subordinated debentures; and

•                                          The issuance of additional PacWest common stock applying the 0.2837 exchange ratio to the outstanding CSE shares in determining pro forma earnings per share.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Earnings

Twelve Months Ended December 31, 2014

(In thousands, except per share amounts)

		CapitalSource Inc. (1)				PacWest and CSE
	PacWest As Reported	Historical	Pro Forma Adjustments		Pro Forma	Pro Forma Combined
Interest income:
Loans and leases	$657,097	$110,334	$11,181	(a)	$121,515	$778,612
Deposits in financial institutions	333	578	—		578	911
Investment securities	47,345	6,097	(183	)(b)	5,914	53,259
Total interest income	704,775	117,009	10,998		128,007	832,782

Interest expense:
Deposits	27,332	14,754	(1,180	)(c)	13,574	40,906
Borrowings and subordinated debentures	15,066	5,329	1,191	(d)	6,520	21,586
Total interest expense	42,398	20,083	11		20,094	62,492

Net interest income	662,377	96,926	10,987		107,913	770,290
Provision for credit losses	11,499	(1,792)	—		(1,792)	9,707
Net interest income after provision for credit losses	650,878	98,718	10,987		109,705	760,583

Noninterest income:
Service charges, commissions and fees	29,835	2,546	—		2,546	32,381
Leased equipment income	16,669	6,679	648	(e)	7,327	23,996
Net gain on sales of loans and leases	601	—	—		—	601
Net gain (loss) on sales of securities	4,841	(9,938)	—		(9,938)	(5,097)
FDIC loss sharing expense	(31,730)	—	—		—	(31,730)
Other income	21,971	3,748	—		3,748	25,719
Total noninterest income	42,187	3,035	648		3,683	45,870

Noninterest expense:
Compensation	165,499	29,722	—		29,722	195,221
Occupancy	40,606	5,706	—		5,706	46,312
Other	95,355	20,990	—		20,990	116,345
Acquisition and integration	101,016	53,647	(154,663	)(f)	(101,016)	—
Intangible asset amortization	6,268	—	318	(g)	318	6,586
Total noninterest expense	408,744	110,065	(154,345)		(44,280)	364,464

Earnings from continuing operations before income taxes	284,321	(8,312)	165,980		157,668	441,989
Income tax expense	(113,853)	(587)	(69,711	)(h)	(70,298)	(184,151)
Net earnings from continuing operations	$170,468	$(8,899)	$96,269		$87,370	$257,838

Basic earnings per share:
Net earnings from continuing operations	$1.94	$(0.05)				$2.51

Diluted earnings per share:
Net earnings from continuing operations	$1.94	$(0.04)				$2.51

Weighted average shares:
Basic	86,852.5	194,415.9	15,042.2	(i)		101,894.7
Diluted	86,852.5	199,433.8	15,042.2	(i)		101,894.7

Notes:

(1)    PacWest acquired CapitalSource Inc. (CSE) on April 7, 2014 in a cash and stock transaction. The CSE historical results are for the 97 days ended April 7, 2014. The pro forma adjustments and operating results are to reflect this acquisition as if it occurred on January 1, 2014.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings Adjustments

Pro Forma Adjustments:

a)             Accretion of $223.6 million discount on loans over the estimated weighted average life of the acquired loan portfolio of 60 months.

b)             Amortization of the $3.9 million fair value adjustment on investment securities over 64 months.

c)              Accretion of $17.2 million time deposit premium over 60 months using an accelerated method.

d)             Amortization of the $111.2 million subordinated debenture fair value adjustment over 280 months.

e)              Accretion of $10.4 million discount on operating leases over the estimated weighted average life of the acquired portfolio of 48 months.

f)               Elimination of nonrecurring acquisition and integration costs directly related to the CSE acquisition incurred by PacWest and CSE.

g)             Amortization of the $6.7 million core deposit intangible asset over its estimated life of 84 months.

h)             Represents income taxes on the pro forma adjustments at a combined Federal and California effective tax rate of approximately 42 percent.

i)                Adjustment represents the exchange ratio of 0.2837 multiplied by the actual shares outstanding of CSE common stock to arrive at incremental increase in average PacWest shares outstanding for 2014.